UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 7, 2010 (January 4, 2010)

INNOVATIVE CARD TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51260	90-0249676
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

633 West Fifth Avenue, Suite 2600
Los Angeles, California, 90071
(Address of principal executive offices, Zip Code)

(213) 223-2142
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

INNOVATIVE CARD TECHNOLOGIES, INC.

January 7, 2010

Item 5.02.	Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 4, 2010, the Board of Directors (“Board”) of Innovative Card Technologies, Inc. (the “Company”), appointed John Ward III to serve as a director on the Board until the next annual meeting of the shareholders or until such time as he resigns.

Mr. Ward previously held positions with the Company since 2004, including a directorship from August 2004 through December of 2007.  During that time, Mr. Ward also served as the Company’s Chairman and Chief Executive Officer from August 2006 to September of 2007.   He was previously with Doral Financial (NYSE:DRL), a consumer finance and bank holding company, as Chairman from June 2005 to December 2006.  Prior to that, Mr. Ward was the Chairman of the Board of Directors and Chief Executive Officer of American Express Bank and President of Travelers Cheque Group.  Mr. Ward joined American Express following a 27-year career at Chase Manhattan Bank, during which time he held various senior posts in the United States, Europe and Japan. His last position at Chase Manhattan Bank was that of Chief Executive Officer of ChaseBankCard Services, which he held from 1993 until 1995. Presently, Mr. Ward serves as a director of ‘mktg,inc.’ (NasdaqCM: CMKG), Primus Guaranty, Ltd. (NYSE:PRS), and Industrial Enterprises of America (Nasdaq: IEAM).

As compensation for his services on the Board, Mr. Ward will participate in the Company’s non-executive board compensation policy.

A copy of the press release announcing Mr. Ward’s appointment is attached to this report as Exhibit 99.1.

Item 9.01	Financial Statement and Exhibits.

Exhibit Number	Description

99.1	Press Release Dated January 4, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INNOVATIVE CARD TECHNOLOGIES, INC.

Date: January 7, 2010	By:	/s/ Richard Nathan
Richard Nathan
Chief Executive Officer